Exhibit 4(ii)

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 1, 1999

AMONG

BANKBOSTON CORPORATION

FLEET FINANCIAL GROUP, INC

AND

THE BANK OF NEW YORK, as Trustee

TO

INDENTURE

Dated as of December 10, 1996

BETWEEN

BANKBOSTON CORPORATION

AND

THE BANK OF NEW YORK, as Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of October 1, 1999, by and among BankBoston Corporation, a Massachusetts corporation (the “Company”), Fleet Financial Group, Inc., a Rhode Island corporation (“Fleet”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of December 10, 1996 (the “Indenture”), pursuant to the provisions of which the Company has heretofore issued $250,000,000 in aggregate principal amount of the Securities (such term and all other defined terms used herein and not otherwise defined shall have the meanings set forth in the Indenture); and

WHEREAS, the Company has entered into an agreement and plan of merger, dated March 14, 1999, among the Company and Fleet, pursuant to which the Company will merge with and into Fleet (the “Merger”); and

WHEREAS, effective with the Merger, Fleet’s name will change to “Fleet Boston Corporation”; and

WHEREAS, Fleet by due corporate action has determined to assume by this supplemental indenture the due and punctual payment of the principal of and interest on all of the Securities, according to their terms, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company; and

WHEREAS, Section 10.01 of the Indenture provides, among other things, that the Company may merge with a Person if (i) the Person formed by such merger shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such corporation and (ii) after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing; and

WHEREAS, Section 10.02 of the Indenture provides, among other things, that in case of any such merger and upon the assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company in the Indenture and the Company as the predecessor corporation shall thereupon be relieved of any further obligation or covenant under the Indenture or upon the Securities; and

WHEREAS, Section 9.01 of the Indenture provides, among other things, that, without the consent of the holders of the Securities, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the Indenture, in form satisfactory to the Trustee, for, among other things, the following purpose: to evidence the succession of another corporation to the Company and the assumption by the successor

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corporation of the covenants of the Company pursuant to Article Ten of the Indenture and in the Securities; and

WHEREAS, Section 9.04 of the Indenture provides, among other things, that Securities authenticated and delivered after the execution of any supplemental indenture pursuant to Article Nine of the Indenture may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture; and

WHEREAS, the Company and Fleet by due corporate action have determined to execute a supplemental indenture in substantially the form of this First Supplemental Indenture, and all things necessary to make this First Supplemental Indenture a valid, binding and legal agreement have been done and performed;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, and of other valuable considerations the receipt whereof is hereby acknowledged, the Company and Fleet each covenant and agree with the Trustee, for the equal and proportionate benefit of all holders of the Securities, as follows:

ARTICLE I

Assumption of the Indenture and the Securities

Section 1.1 Assumption. Contemporaneous with the Merger, Fleet shall assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company.

ARTICLE II

Miscellaneous

Section 2.1 Trustee’s Acceptance. The Trustee accepts the provisions of this First Supplemental Indenture upon the terms and conditions set forth in the Indenture; provided, however, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein and the Trustee shall not he responsible or accountable in any manner for, or with respect to, the validity or sufficiency of this First Supplemental Indenture or of the Securities.

Section 2.2 Indenture to Remain in Full Force and Effect. Except as hereby expressly provided, the Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

Section 2.3 Rights, Etc. of Trustee. All recitals in this First Supplemental Indenture are made by the Company and Fleet only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and

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duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.4 Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this First Supplemental Indenture made by the Company and Fleet shall bind their respective successors and assigns whether so expressed or not.

Section 2.5 Addresses for Notices, Etc. Any notice or demand which by any provision of this First Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on Fleet may be given or served by being deposited postage prepaid in a post office letter box addressed (until another address is filed by Fleet with the Trustee) to Fleet: Fleet Boston Corporation, One Federal Street, Boston, MA 02211, Attention: General Counsel. Any notice, direction, request or demand by any Security holder to, or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, which shall be 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

Section 2.6 New York Contract. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to principles of conflicts of laws.

Section 2.7 Titles, Headings, Etc. The titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.8 Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.9 Date of Execution. Although this First Supplemental Indenture is dated for convenience and for the purpose of reference as of October 1, 1999, the actual date or dates of execution by the Company, by Fleet and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

BANKBOSTON CORPORATION

By:	/s/ Robert T. Jefferson
	Name:	Robert T. Jefferson
	Title:	Comptroller

FLEET FINANCIAL GROUP, INC.

By:	/s/ Douglas L. Jacobs
	Name:	Douglas L. Jacobs
	Title:	Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Marybeth Lewicki
	Name:	Marybeth Lewicki
	Title:	Vice President

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BANK OF AMERICA CORPORATION

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 18, 2004

Supplementing the Indenture, dated

as of December 10, 1996, between

FleetBoston Financial Corporation

(successor to Bank of Boston Corporation)

and The Bank of New York, as Trustee,

as supplemented by a

First Supplemental Indenture dated as of October 1, 1999.

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 18, 2004 (the “Second Supplemental Indenture”), is made by and among BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”), FLEETBOSTON FINANCIAL CORPORATION, a Rhode Island corporation (“FBFC”) (successor to Bank of Boston Corporation) and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”) under the Indenture referred to herein.

W I T N E S S E T H:

WHEREAS, Bank of Boston Corporation (“Bank of Boston”) and the Trustee were parties to an Indenture dated as of December 10, 1996 (the “Original Indenture”), providing for the issuance of Junior Subordinated Deferrable Interest Debentures (the “Notes”);

WHEREAS, the Original Indenture has been amended and supplemented by a First Supplemental Indenture dated as of October 1, 1999 (as amended and supplemented, the “Indenture”)’

WHEREAS, under the terms of the Indenture, FBFC is the successor to Bank of Boston;

WHEREAS, there is outstanding under the terms of the Indenture one or more series of Notes (the “Securities”);

WHEREAS, FBFC and the Corporation have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 27, 2003, pursuant to which FBFC will merge with and into the Corporation (the “Merger”), with the Corporation as the surviving corporation in the Merger;

WHEREAS, the Merger is expected to be consummated on April 1, 2004;

WHEREAS, Section 10.01 of the Indenture provides that in the case of a merger, the surviving corporation shall expressly assume by supplemental indenture all the obligations, covenants and conditions under the Securities and the Indenture to be kept or performed by FBFC;

WHEREAS, Section 9.01(a) of the Indenture provides that FBFC and the Trustee may amend the Indenture without notice to or consent of any holders of the Securities to evidence the succession of another corporation to FBFC by merger and the assumption by the successor corporation of the obligations, covenants and agreements of FBFC under the Indenture;

WHEREAS, Section 9.01(d) of the Indenture provides that FBFC and the Trustee may amend the Indenture without notice to or consent of the holders of the Securities in order to supplement any provision contained in the Indenture; and

WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of FBFC and the Corporation.

NOW, THEREFORE, in consideration of the premises, FBFC, the Corporation and the Trustee agree as follows for the equal and ratable benefit of the holders of the Securities:

ARTICLE I

ASSUMPTION BY SUCCESSOR CORPORATION

AND SUPPLEMENTAL PROVISIONS

SECTION 1.1 Assumption of the Securities.

(a) The Corporation hereby represents and warrants that

(i) it is a corporation organized and existing under the laws of the State of Delaware and the surviving corporation in the Merger; and

(ii) the execution, delivery and performance of this Second Supplemental Indenture has been duly authorized by the Board of Directors of the Corporation.

(b) The Corporation hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and any interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by FBFC.

SECTION 1.2 The Company. Effective April 1, 2004, the name of the Company, as the successor corporation under the Indenture, shall be “Bank of America Corporation.”

SECTION 1.3 Supplemental Provisions. In connection with the issuance of Securities under this Indenture:

(a) Definitions in the present Section 1.01 are hereby amended as follows:

(i) The present definition of “Board Resolution” is hereby deleted and replaced with the following:

“‘Board Resolution’ means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or a committee acting under the authority of, or appointment by, the Board of Directors and to be in full force and effect on the date of such certification.”

(ii) The present definitions of “Company Request” and “Company Order” are hereby deleted and replaced with the following:

“‘Company Request’ and ‘Company Order’ mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice President, General Counsel, Deputy or Associate General Counsel or Treasurer and delivered to the Trustee.”

(iii) The present definition of “Officers’ Certificate” is hereby deleted and replaced with the following:

“‘Officers’ Certificate’ means a certificate signed by the Chairman of the Board, the Chief Executive Officer, President, Chief Financial Officer, Vice President, General Counsel, Deputy or Associate General Counsel or Treasurer of the Company and delivered to the Trustee.”

SECTION 1.4 Trustee’s Determination and Acceptance. The Trustee has determined that this Second Supplemental Indenture is satisfactory in form and hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

SECTION 2.1 Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this Second Supplemental Indenture by the Corporation, FBFC and the Trustee and (ii) the effective time of the Merger, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.3 Indenture and Supplemental Indentures Construed Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

SECTION 2.5 Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

SECTION 2.6 Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.7 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

SECTION 2.8 Addresses for Notice, etc., to the Corporation and Trustee. Any notice or demand which by any provisions of this Second Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Corporation may be given or served by postage prepaid first class mail addressed (until another address is filed by the Corporation with the Trustee) as follows:

Bank of America Corporation

Corporate Treasury Division, NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255-0001

Attention: Karen A. Gosnell, Senior Vice President

With a copy to:

Bank of America Corporation

Legal Department, NC1-002-29-01

101 South Tryon Street

Charlotte, North Carolina 28255-0065

Attention: Teresa M. Brenner, Associate General Counsel

Any notice, direction, request or demand by any holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, which shall be as follows:

The Bank of New York

Corporate Trust Department

101 Barclay Street

Floor 8 West

New York, New York 10286

Attention: Kisha Holder, Assistant Vice President.

SECTION 2.8 Headings. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 2.9 Benefits of Second Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

SECTION 2.10 Certain Duties and Responsibilities of the Trustees. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements in this Second Supplemental Indenture are deemed to be those of the Corporation and FBFC and not of the Trustee.

SECTION 2.11 Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.12 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

THE CORPORATION:

Bank of America Corporation

By:	/s/ KAREN A. GOSNELL
Name:	Karen A. Gosnell
Title:	Senior Vice President

FBFC:

FleetBoston Financial Corporation

By:	/S/ JANICE B. LIVA
Name:	Janice B. Liva
Title:	Assistant Secretary

THE TRUSTEE:

The Bank of New York

By:	/s/ KISHA A. HOLDER
Name:	Kisha A. Holder
Title:	Assistant Vice President

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